                                                                  EXHIBIT 99.1.3

                        AMENDMENT TO SECURITIES PURCHASE
              AND REDEMPTION AGREEMENT AND SUBORDINATED DEBENTURES

      This Amendment (this "Amendment"), dated as of May 29, 2002, amends the Securities Purchase and Redemption Agreement, dated as of March 30, 2001 (the "Agreement"), by and among Sybari Software, Inc. (the "Company"), each of Robert
G. Wallace, Tobias Berman, Gregory A. Tetrault and Patrick A. FitzMaurice (each a "Principal Shareholder," and collectively the "Principal Shareholders") and the purchasers named in Schedule 1.1 of the Agreement (the "Investors"), as amended by that certain letter agreement (the "Letter Agreement"), dated as of May 25, 2001, by and among the Company, the Principal Shareholders and the Investors, and the Subordinated Debentures (the "Debentures") that were issued in connection therewith to certain of the Investors. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                   BACKGROUND

WHEREAS:

      A. The Company, the Principal Shareholders and the Investors desire to amend the Agreement to clarify the Company's obligations in respect of certain representations, warranties and covenants that are set forth in Articles I, II, III and IV of the Agreement; and

      B. The Company, the Principal Shareholders and the Investors desire that the amendments to the Agreement and the Debentures that are set forth in and contemplated by this Amendment shall be effective as of March 30, 2001.

      Accordingly, in consideration of the promises and the mutual agreements set forth herein, the parties hereto hereby agree to amend the Agreement and the Debentures, with such amendments to the Agreement and the Debentures to be deemed effective as of March 30, 2001, as follows:

FIRST: Section 1.6 of the Agreement is hereby amended to read in its entirety as follows:

            Options. Within three hundred sixty five (365) days of the Closing Date, the Company shall establish an employee stock option plan (the "Employee Stock Option Plan"), in a form reasonably acceptable to the Purchasers, pursuant to which options for a total of up to ten (10) shares of Common Stock (the "Non-Founder Options") may be granted by the Principal Shareholders to members of senior management and Directors specified by the Principal Shareholders, other than the other Principal Shareholders, during the eighteen (18) month period immediately following the Closing Date. The shares of Common Stock which are subject to the Non-Founder Options shall be provided by the Principal Shareholders in accordance with their respective contribution percentages set forth on
      Schedule 1.6 attached hereto, and the proceeds from the exercise of such Non-Founder Options shall be paid to the Principal Shareholders in accordance therewith. Non-Founder Options shall be issued to such Persons (other than the Principal Shareholders), upon such terms, including vesting and exercise price, as shall be as set forth in the Employee Option Plan. On or before the date eighteen (18) months following the Closing Date, the Company shall establish an option plan upon such terms, including vesting, as shall be determined by the compensation committee of the Company's Board of Directors.

SECOND: The parties hereto hereby agree that the Company's adjustment under
Section 481 of the Code by reason of a change in accounting method, resulting from the consummation of the transactions contemplated by the Agreement and the Related Agreements (the "Section 481 Adjustment"), shall not be deemed to constitute a breach of the representation and warranty of

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the Company contained in Section 2.10(xii) of the Agreement for purposes of the
Agreement or any of the Related Agreements, and the Investors hereby consent to the waiver of, and do hereby waive, any and all rights they might otherwise have under the Agreement or any of the Related Agreements which arise as a result of or otherwise relate to the Section 481 Adjustment.

THIRD: Section 3.1(a) of the Agreement is hereby amended to read in its entirety as follows:

            For the fiscal year beginning with January 2001, within one hundred eighty (180) days after the end of fiscal year 2001, a copy of the consolidated and consolidating balance sheet for the Company and its Subsidiaries as at the end of such year, together with consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such year, all in reasonable detail and accompanied by the unqualified report of one of the five (5) largest public accounting firms (measured by total revenues), which firm shall be selected by the Board of Directors of the Company. For the fiscal year beginning with January 2002 and each fiscal year thereafter, within ninety
      (90) days after the end of each fiscal year, a copy of the consolidated and consolidating balance sheet for the Company and its Subsidiaries as at the end of such year, together with consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and accompanied by the unqualified report of one of the five (5) largest public accounting firms (measured by total revenues), which firm shall be selected by the Board of Directors of the Company.

FOURTH: Section 3.1(b) of the Agreement is hereby amended to read in its entirety as follows:

            (i) For the period beginning with April 2002 and ending with December 2002, within thirty (30) days after each month, a preliminary consolidated and consolidating accrual basis balance sheet for each of (A) the Company and its United States Subsidiaries and (B) the Company's Non-United States Subsidiaries, as of the end of such month and preliminary consolidated and consolidating accrual basis statements of income, shareholders' equity and cash flow for each of (A) the Company and its United States Subsidiaries and (B) the Company's Non-United States Subsidiaries, for such month, (ii) For the period beginning with January 2003, within thirty (30) days after each month, a preliminary consolidated and consolidating accrual basis balance sheet of the Company and its Subsidiaries as of the end of such month and preliminary consolidated and consolidating accrual basis statements of income, shareholders' equity and cash flow for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail.

FIFTH: Section 3.1 (c) of the Agreement is hereby amended to read in its entirety as follows:

            For each fiscal quarter beginning with the quarter ended March 31, 2002, within forty-five (45) days after the end of each fiscal quarter an unaudited consolidated and consolidating accrual basis balance sheet of the Company as of

                                        4

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      the end of such quarter and accrual basis preliminary statements of income, shareholders' equity and cash flows for such quarter and for the period commencing with the end of the previous fiscal year and ending with the end of such quarter, setting forth, beginning with the first anniversary of the Closing Date, in each case in comparative form (1) the corresponding figures for the corresponding period of the preceding fiscal year and (2) the corresponding figures for the corresponding period set forth in the operating plan and budget submitted to the Board of Directors of the Company pursuant to paragraph (e) herein, all in reasonable detail.

SIXTH: Section 3.l (d) of the Agreement is hereby amended to read in its entirety as follows:

            Beginning June 30,2002, at the time of delivery of each monthly, quarterly and annual statement, a certificate, executed by either the president or chief financial officer of the Company stating that such officer has caused the provisions of Articles III, IV and IX of this Agreement to be reviewed and has no knowledge of any default by the Company or any Subsidiary in the performance or observance of any of the provisions thereof or, if such officer has such knowledge, specifying such default.

SEVENTH: Section 4.12 of the Agreement is hereby amended to read in its entirety as follows:

            Net Cash from Operations. Commencing with the fiscal year beginning on January 1, 2002, the Company's Net Cash from Operations shall not be less than $3,600,000 for any fiscal year, and the Company's Net Cash from

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      Operations shall not be less than $0.00 in any two (2) consecutive fiscal quarters. For purposes of computing Net Cash from Operations, no software development costs, pursuant to Financial Accounting Standards Board No. 86 "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed" ("FASB No. 86"), shall be capitalized.

EIGHTH: Section 4.13 of the Agreement is hereby amended to read in its entirety as follows:

            EBITDA. Commencing with the fiscal year beginning on January 1, 2002, the Company's EBITDA for any fiscal year shall not be less than $0.00 and the Company's EBITDA shall not be less than $0.00 for any two
      (2) consecutive fiscal quarters. For purposes of computing EBITDA, no software development costs, pursuant to FASB No. 86, shall be capitalized.

NINTH: The definition of "EBITDA" in Article XI of the Agreement is hereby amended to read in its entirety as follows:

            "EBITDA" means, with respect to the Company and its Subsidiaries for any fiscal period, an amount equal to Consolidated Net Income for such period, plus, to the extent deducted in the calculation of Consolidated Net Income and without duplication, (a) depreciation and amortization for such period, (b) other noncash charges for such period, (c) income tax expense for such period, (d) consolidated total interest expense for such period, and minus, to the extend added in computing Consolidate Net Income and without duplication, all noncash gains (including income tax benefits) for such period, all as determined

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      in accordance with GAAP applied consistently with past practices of the
      Company.

TENTH: The definition of "Net Cash from Operations" in Article XI of the Agreement is hereby amended to read in its entirety as follows:

            "Net Cash from Operations" means, with respect to the Company and its Subsidiaries for any given period, an amount equal to Consolidated Net Income for such period plus (a) the amount of any interest expense of the Company in respect of the unpaid principal balance of the Debentures that is in excess of twelve percent (12%) of such unpaid principal balance, (b) depreciation and amortization for such period and (c) other non-cash charges (or minus non-cash gains) for such period, and less Net Working Capital Changes.

ELEVENTH: Schedule 1.6 of the Agreement shall be deleted in its entirety and
Schedule 1.6 to this Amendment shall be substituted in lieu thereof.

TWELFTH: The parties hereto hereby agree that, beginning January 1, 2002, the interest rate payable in respect of the unpaid principal balances of the Debentures shall increase from twelve percent (12%) to fifteen percent (15%).

THIRTEENTH: The amendments to the Agreement and the Debentures that are set forth in and contemplated by this Amendment shall be effective as of March 30, 2001.

FOURTEENTH: Except as amended by this Amendment, it is expressly acknowledged and Understood that this Amendment shall not be construed to alter any other provisions in the Agreement (as amended by the Letter Agreement) or the
Debentures: Except as amended by this

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

Amendment, all of the provisions of the Agreement (as amended by the Letter Agreement) and the Debenture shall remain in full force and effect.

FIFTEENTH: This Amendment may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more copies of this Amendment may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

                  [Remainder of Page Intentionally Left Blank]

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

      IN WITNESS WHEREOF, the parties have executed this Amendment on the 29 day of May, 2002.

                                    COMPANY:

                                    SYBARI SOFTWARE, INC.

                                    By: /s/ James Shanahan
                                        ----------------------------------------
                                        Name: James Shanahan
                                        Title: Chief Financial Officer

                                    PRINCIPAL SHAREHOLDERS:

                                    /s/ Robert G. Wallace
                                    --------------------------------------------
                                    Robert G. Wallace

                                    /s/ Tobias Berman
                                    --------------------------------------------
                                    Tobias Berman

                                    /s/ Gregory A. Tetrault
                                    --------------------------------------------
                                    Gregory A. Tetrault

                                    /s/ Patrick A. FitzMaurice
                                    --------------------------------------------
                                    Patrick A. FitzMaurice

                                    INVESTORS:

                                    Summit Ventures V, L.P.

                                    By: Summit Partners V, L.P.
                                        Its General Partner

                                        By: Summit Partners, LLC
                                            Its General Partner

                                            By: /s/ Tom Roberts
                                                --------------------------------
                                                Member

                                    Summit V Companion Fund, L.P.

                                    By: Summit Partners V, L.P.
                                        Its General Partner

                                        By: Summit Partners, LLC
                                            Its General Partner

                                            By: /s/ Tom Roberts
                                                --------------------------------
                                                Member

                                    Summit V Advisors Fund, L.P.

                                        By: Summit Partners, LLC
                                            Its General Partner

                                            By: /s/ Tom Roberts
                                                --------------------------------
                                                Member

                                    Summit V Advisors Fund (QP), L.P.

                                        By: Summit Partners, LLC
                                            Its General Partner

                                            By: /s/ Tom Roberts
                                                --------------------------------
                                                Member

                                    Summit Subordinated Debt Fund II, L.P.

                                    By: Summit Partners SD II, LLC
                                        Its General Partner

                                        By: /s/ Tom Roberts
                                            --------------------------------
                                            Member

                                    Summit Investors III, L.P.

                                    By: /s/ Tom Roberts
                                        ----------------------------------------
                                        General Partner

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

      SCHEDULE 1.6 - CONTRIBUTION PERCENTAGES FOR NON-FOUNDER OPTION SALES

Principal Shareholder                   Contribution Percentage
---------------------                   -----------------------
  1. Tobias Berman                                100%

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